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                                                            Exhibit 6(b)




                                 THE GALAXY FUND

                             DISTRIBUTION AGREEMENT
                                Amendment No. 1


440 Financial Distributors, Inc.                               December 1, 1995
First Data Investor Services
  Group, Inc.
440 Lincoln Street
Worcester, Massachusetts 01653

Dear Sirs:

  This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Distribution Agreement among the Trust, 440 Financial Distributors, Inc. (the "Distributor") and First Data Investor Services Group, Inc. (formerly known as The Shareholder Services Group, Inc. d/b/a 440 Financial) dated as of March 31, 1995 (the "Agreement") is herewith amended to provide that the Distributor shall be the distributor for the Growth and Income, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and Small Cap Value Funds on the terms and conditions contained in the Agreement.

  If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.


                                    Very truly yours,

                                    THE GALAXY FUND


                                    By: /s/ John T. O'Neill
                                       --------------------------
                                       John T. O'Neill, President




                                    Accepted:

                                    440 FINANCIAL DISTRIBUTORS, INC.


                                    By: /s/ Tammy Hall
                                        -------------------

                                    FIRST DATA INVESTOR SERVICES GROUP, INC.


                                    By: /s /William E. Small
                                        ------------------------